UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2021

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2021, comScore, Inc. (the “Company”) and Gregory Fink, the Chief Financial Officer and Treasurer of the Company, entered into a Separation and General Release Agreement (the “Separation Agreement”) in connection with Mr. Fink’s resignation from the Company. Mr. Fink’s separation from employment with the Company will become effective on August 31, 2021 (the “Separation Date”). The Separation Agreement provides that Mr. Fink will become entitled to certain payments and benefits that are currently provided in the Change of Control and Severance Agreement (the “Prior Agreement”) previously entered into between the Company and Mr. Fink, effective as of September 7, 2018, and based on the form agreement previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 10, 2018, and as further described in such Current Report. The payments and benefits to be provided to Mr. Fink are those provided for under the Prior Agreement in connection with a termination without cause or a resignation for good reason absent a change of control, subject to the following modifications: (i) the prorated short-term incentive award that Mr. Fink will receive for 2021 will not be less than $97,366, (ii) 8,254 restricted stock units previously awarded to Mr. Fink in 2018 and currently outstanding will become fully vested as of the Separation Date, and the related shares will be distributed to Mr. Fink on March 3, 2022, and (iii) Mr. Fink will be reimbursed for up to $10,000 of attorneys’ fees incurred by him in connection with the review and negotiation of the Separation Agreement. In addition, the Separation Agreement provides that the 141,592 restricted stock units subject to Mr. Fink’s Restricted Stock Units Award Agreement dated March 10, 2021 and currently outstanding (the “2021 RSUs”) will become fully vested as of the Separation Date, which vesting is consistent with the terms of that Restricted Stock Units Award Agreement (based on the form of such agreement filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021) in the event of a termination by the Company without cause or by Mr. Fink for good reason. Shares relating to the 2021 RSUs will be distributed to Mr. Fink during the first 10 days of March 2022.

The Separation Agreement also provides that, for the six-month period following the Separation Date, Mr. Fink will provide the Company with such consultation, information and assistance as the Company may reasonably request from time to time with respect to, among other things, the transition of his duties and responsibilities. The Company has agreed to pay Mr. Fink $350 per hour for such services to the extent he spends more than (i) 10 hours providing such services in either the first or second month following the Separation Date, (ii) eight hours providing such services in the third month following the Separation Date, (iii) six hours providing such services in the fourth month following the Separation Date, (iv) four hours providing such services in the fifth month following the Separation Date, or (v) two hours providing such services in the sixth month following the Separation Date.

Under the Separation Agreement, Mr. Fink agreed to a comprehensive release of claims in favor of the Company and its affiliates. Mr. Fink also reaffirmed his commitment to be bound by restrictive covenants regarding non-disclosure of confidential information and non-competition and non-solicitation requirements.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, and the full text of the Prior Agreement as previously disclosed.

Item 7.01 Regulation FD Disclosure.

On July 23, 2021, the Company issued a press release announcing Mr. Fink’s departure from the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 23, 2021

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2021

comScore, Inc.

By:	/s/ William P. Livek
William P. Livek
Chief Executive Officer and Executive Vice Chairman

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